Exhibit 24

POWER OF ATTORNEY

(Re:  Huntington Bancshares Incorporated 2007 Stock and Long-Term Incentive Plan,
Inducement Grant,
 SkyFinancial Group, Inc. Profit Sharing, 401(k) and ESOP Plan,
Sky Financial Group, Inc. Non-Qualified Retirement Plan and
Sky Financial Group, Inc. Non-Qualified Retirement Plan II)

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, shares of the common stock of the Corporation in connection with:   the Corporation’s 2007 Stock and Long-Term Incentive Plan, as amended from time to time; an award of restricted stock as an inducement grant; the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan, as amended from time to time, along with an indeterminate amount of plan interests thereunder; the Sky Financial Group, Inc. Non-Qualified Retirement Plan, as amended from time to time, along with an indeterminate amount of plan interests thereunder; and the Sky Financial Group, Inc. Non-Qualified Retirement Plan II, as amended from time to time, along with an indeterminate amount of plan interests thereunder, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of June 20, 2007.

DIRECTORS/OFFICERS:

Signature	Title

/s/ Thomas E. Hoaglin	Chairman, Chief Executive Officer, President,
Thomas E. Hoaglin	and Director (Principal Executive Officer)

/s/ Donald R. Kimble	Executive Vice President, Chief Financial Officer
Donald R. Kimble	and Treasurer (Principal Financial Officer)

/s/ Thomas P. Reed	Senior Vice President and Controller
Thomas P. Reed	(Principal Accounting Officer)

/s/ Raymond J. Biggs	Director
Raymond J. Biggs

/s/ Don M. Casto, III	Director
Don M. Casto, III

/s/ Michael J. Endres	Director
Michael J. Endres

/s/ John B. Gerlach, Jr.	Director
John B. Gerlach, Jr.

/s/ David P. Lauer	Director
David P. Lauer

/s/ Wm. J. Lhota	Director
Wm. J. Lhota

/s/ Gene E. Little	Director
Gene E. Little

/s/ David L. Porteous	Director
David L. Porteous

/s/ Kathleen H. Ransier	Director
Kathleen H. Ransier